UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

March 2, 2022
Date of Report (date of Earliest Event Reported)

NEWTEK BUSINESS SERVICES CORP.
(Exact Name of Company as Specified in its Charter)

MARYLAND	814-01035	46-3755188
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

4800 T-Rex Avenue, Suite 120, Boca Raton, FL 33431
(Address of principal executive offices and zip code)

(212) 356-9500
(Company’s telephone number, including area code)

(Former name or former address, if changed from last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.02 per share	NEWT	Nasdaq Global Market LLC
5.75% Notes due 2024	NEWTL	Nasdaq Global Market LLC
5.50% Notes due 2026	NEWTZ	Nasdaq Global Market LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☒    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01.     Regulation FD Disclosure.

On March 2, 2022, Newtek Business Services Corp. (the “Company”) held a conference call to provide an update on the Company’s August 2, 2021, announcement that it had entered into a definitive stock purchase agreement with National Bank of New York City (“NBNYC”) and certain NBNYC shareholders to acquire all of the issued and outstanding stock of NBNYC (the “Transaction”), subject to certain regulatory approvals and the approval of the Company’s shareholders to withdraw the Company’s election as a business development company under the Investment Company Act of 1940, as amended. On that same day, the Company issued an investor presentation entitled, “Update on the Pending Acquisition of NBNYC,” related to the Transaction (the “Presentation”).

A copy of the March 2, 2022 conference call transcript is attached hereto as Exhibit 99.1.

The March 2, 2022 conference call, and Presentation filed herewith as Exhibit 99.2, update the information and assumptions included in the Company’s investor presentations dated August 3, 2021, August 5, 2021, and August 10, 2021 (attached as Exhibits 99.2, 99.1, and 99.1 to our Current Reports on Form 8-K, filed August 2, 2021, August 5, 2021, and August 10, 2021, respectively) and the August 11, 2021 conference call (the transcript of which is attached as Exhibit 99.1 to our Current Report on Form 8-K, filed August 12, 2021). The March 2, 2022 conference call and Presentation include updated financial information and projections not prepared in accordance with generally accepted accounting principles. The information contained in the March 2, 2022 Presentation is summary information that is intended to be considered in the context of the Company’s SEC filings and other public announcements that the Company may make, by press release or otherwise, from time to time. The Company undertakes no duty or obligation to publicly update or revise the information contained in this report, although it may do so from time to time as its management believes is warranted. Any such updating may be made through the filing of other reports or documents with the SEC, through press releases or through other public disclosure.

Newtek and its directors, executive officers and certain other members of management may be deemed to be participants in the solicitation of proxies from the stockholders of Newtek in connection with the proposal to withdraw its election to be treated as a business development company (the “Proposal”). Information about the directors and executive officers of Newtek is set forth in its proxy statement for its 2021 annual meeting of stockholders, which was filed with the SEC on March 13, 2021. Information regarding the Proposal and the persons who may, under the rules of the SEC, be considered participants in the solicitation of Newtek’s stockholders in connection with the Proposal, will be contained in the Proxy Statement when such document becomes available. STOCKHOLDERS SHOULD READ THE PROXY STATEMENT WHEN SUCH DOCUMENT BECOMES AVAILABLE. The Proxy Statement may be obtained free of charge from the Company and the SEC Edgar website.

By filing this Current Report on Form 8-K and furnishing the information contained herein, the Company makes no admission as to the materiality of any information in this report that is required to be disclosed solely by reason of Regulation FD.

Item 9.01.      Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit Number	Description

99.1	March 2, 2022 Conference Call Transcript

99.2	March 2, 2022 Company investor presentation entitled, "Update on the Pending Acquisition of NBNYC"

SIGNATURES

In accordance with the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

NEWTEK BUSINESS SERVICES CORP.

Date: March 2, 2022	By:	/S/ BARRY SLOANE
Barry Sloane
Chief Executive Officer, President and Chairman of the Board